Exhibit 8.1

LIST OF SUBSIDIARIES AND CONSOLIDATED VARIABLE INTEREST ENTITIES OF

QUDIAN INC.

(as of December 31, 2020)

Subsidiaries	Jurisdiction of Incorporation
Qufenqi (Ganzhou) Information Technology Co., Ltd.* 趣分期(赣州)信息技术有限公司	PRC
Xiamen Happy Time Technology Co., Ltd.* 厦门快乐时代科技有限公司	PRC
Qufenqi (HK) Limited	Hong Kong
QD Technologies Limited	British Virgin Islands
Qu Plus Plus Inc.	Caymna Islands
Qu Plus Plus Limited	British Virgin Islands
Qu Plus (HK) Limited	Hong Kong
QD Data Limited	Hong Kong
Xiamen Qudian Financial Lease Co., Ltd.* 厦门趣店融资租赁有限公司	PRC
Jinan Qudian Car Leasing Co., Ltd.* 济南趣店汽车租赁有限公司	PRC
Wenzhou Qudian Car Leasing Co., Ltd.* 温州趣店汽车租赁有限公司	PRC
Nanchang Qudian Car Leasing Co., Ltd.* 南昌趣店汽车租赁有限公司	PRC
Ningxia Qudian Car Leasing Co., Ltd.* 宁夏趣店汽车租赁有限公司	PRC
Shijiazhuang Qudian Car Leasing Co., Ltd.* 石家庄趣店汽车租赁有限公司	PRC
Gansu Qudian Car Sale & Service Co., Ltd.* 甘肃趣店汽车销售有限公司	PRC
Shenyang Qudian Car Leasing Co., Ltd.* 沈阳趣店汽车租赁有限公司	PRC
Chongqing Qudian Car Leasing Co., Ltd.* 重庆趣店汽车租赁有限公司	PRC
Suzhou Qudian Car Leasing Co., Ltd.* 苏州趣店汽车租赁有限公司	PRC
Taiyuan Qudian Car Leasing Co., Ltd.* 太原趣店汽车租赁有限公司	PRC
Xiamen Qudian Car Sale & Service Co., Ltd.* 厦门趣店汽车销售服务有限公司	PRC
Zhengzhou Qudian Car Leasing Co., Ltd.* 郑州趣店汽车租赁有限公司	PRC
Guiyang Qudian Car Leasing Co., Ltd.* 贵阳趣店汽车租赁有限公司	PRC
Chengdu Qudian Car Leasing Co., Ltd.* 成都趣店汽车租赁有限公司	PRC
Nanjing Qudian Car Leasing Co., Ltd.* 南京趣店汽车租赁有限公司	PRC
Xiamen Xincheng Youda Financing Guarantee Co., Ltd.* 厦门信诚友达融资担保有限公司	PRC
Xiamen Youqi Technology Co., Ltd.* 厦门友契科技有限公司	PRC
Xiamen Youdun Technology Co., Ltd.* 厦门友盾科技有限公司	PRC
Xiamen Youxiang Times Technology Service Co., Ltd.* 厦门优享时代科技服务有限公司	PRC

Consolidated Variable Interest Entities (“VIEs”)	Jurisdiction of Incorporation
Beijing Happy Time Technology Development Co., Ltd.* 北京快乐时代科技发展有限公司	PRC

Xiamen Qudian Technology Co., Ltd.* 厦门趣店科技有限公司	PRC
Hunan Qudian Technology Development Co., Ltd.* 湖南趣店科技发展有限公司	PRC
Ganzhou Qudian Technology Co., Ltd.* 赣州趣店科技有限公司	PRC
Xiamen Weipujia Technology Co., Ltd.* 厦门唯谱家科技有限公司	PRC
Xiamen Qu Plus Plus Technology Development Co., Ltd* 厦门趣加加科技发展有限公司	PRC

Subsidiaries of Consolidated VIEs	Jurisdiction of Incorporation
Ganzhou Happy Fenqi Network Service Co., Ltd.* 赣州快乐分期网络服务有限公司	PRC
Xinjiang Qudian Technology Co., Ltd. * 新疆趣店科技有限公司	PRC
Fuzhou High-tech Zone Microcredit Co., Ltd.* 抚州高新区趣分期小额贷款有限公司	PRC
Ganzhou Happy Life Network Microcredit Co., Ltd.* 赣州快乐生活网络小额贷款有限公司	PRC
Qufenqi (Beijing) Information Technology Co., Ltd.* 趣分期(北京)信息技术有限公司	PRC
Fuzhou Happy Time Technology Development Co., Ltd.* 抚州快乐时代科技发展有限公司	PRC
Xiamen Qudian Commercial Factoring Co., Ltd.* 厦门趣店商业保理有限公司	PRC
Ganzhou Happy Fenqi Technology Development Co., Ltd.* 赣州快乐分期科技发展有限公司	PRC
Ganzhou Happy Time E-Commerce Co., Ltd.* 赣州快乐时代电子商务有限公司	PRC
Xiamen Junda Network Technology Co., Ltd.* 厦门均达网络科技有限公司	PRC
Tianjin Qufenqi Technology Co., Ltd.* 天津趣分期科技有限公司	PRC
Yihuang Qudian Technology Development Co., Ltd.* 宜黄县趣店科技发展有限公司	PRC
Jiangxi Chunmian Technology Development Co., Ltd.* 江西春眠科技发展有限公司	PRC
Ganzhou Qudian Commerce Development Co., Ltd.* 赣州趣店商贸发展有限公司	PRC
Tianjin Happy Time Technology Development Co., Ltd.* 天津快乐时代科技发展有限公司	PRC
Xiamen Wanlimu Technology Co., Ltd.* 厦门万里目科技有限公司	PRC
Xiamen Wanlimu Growth Technology Co., Ltd.* 厦门万里目成长科技有限公司	PRC

*	The English name of this subsidiary, consolidated VIE or subsidiary of consolidated VIE, as applicable, has been translated from its Chinese name.